Exhibit 99.1

Wauwatosa Holdings, Inc. Announces Results of Operations for the Fourth Quarter and Year Ended December 31, 2007.

WAUWATOSA, WI – 02/20/2008– Wauwatosa Holdings, Inc. (NASDAQ: WAUW) released 2007 fourth quarter and annual unaudited financial highlights, consolidated statements of operations and consolidated statements of financial condition.

WAUWATOSA HOLDINGS, INC.
FINANCIAL HIGHLIGHTS

	Three months ended		Years ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
	(In thousands except ratios and per share data)
Operations Data:
Net interest income	$8,578	$9,623	$34,841	$38,449
Provision for loan losses	2,845	358	11,697	2,201
Noninterest income	1,665	1,275	6,842	5,156
Noninterest expense	7,708	6,944	28,682	28,652
Income (loss) before income taxes	(310)	3,610	1,304	12,752
Income tax expense (benefit)	(617)	1,326	(254)	4,699
Net income	307	2,284	1,558	8,053
Selected Financial Ratios:
Yield on earning assets	6.06%	6.12%	6.10%	6.03%
Cost of funds	4.35	4.27	4.36	4.03
Interest rate spread	1.70	1.85	1.74	2.00
Return on average assets	0.07	0.54	0.09	0.50
Return on average equity	0.60	3.77	0.72	3.41
Average equity to average assets	11.94	14.35	13.07	14.79
Non-interest expense to average assets	1.77	1.65	1.72	1.80
Allowance for loan losses to total loans outstanding	0.92	0.52	0.92	0.52
Per Share:
Basic earnings per share	$0.01	$0.07	$0.05	$0.24
Diluted earnings per share	0.01	0.07	0.05	0.24
Book value per share	6.46	7.29	6.46	7.29
Weighted average shares outstanding	30,557,719	33,105,046	31,570,677	33,076,565
Shares outstanding at December 31	31,250,897	33,723,750	31,250,897	33,723,750

	December 31,		Percent
	2007	2006	Change
	(Unaudited)
		(Dollars in thousands)
Financial Condition:
Total assets	$1,710,202	$1,648,470	3.7%
Loans receivable, net	1,389,209	1,365,712	1.7
Securities available for sale	172,137	117,330	46.7
Deposits	994,535	1,036,218	(4.0)
Borrowings	475,484	334,003	42.4
Total equity	201,819	241,272	(16.4)
Allowance for loan losses	12,839	7,195	78.4
Non-performing assets	88,893	29,408	202.3

WAUWATOSA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Years ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
	(In thousands except per share data)
Interest income:
Loans	$22,024	$21,509	$87,101	$83,822
Mortgage-related securities	1,794	1,207	5,869	4,263
Debt securities, federal funds sold and
short-term investments	827	1,971	4,005	4,143

Total interest income	24,645	24,687	96,975	92,228

Interest expense:
Deposits	11,269	11,281	44,910	42,038
Borrowings	4,798	3,783	17,224	11,741

Total interest expense	16,067	15,064	62,134	53,779

Net interest income	8,578	9,623	34,841	38,449
Provision for loan losses	2,845	358	11,697	2,201

Net interest income after provision for loan losses	5,733	9,265	23,144	36,248

Noninterest income:
Service charges on loans and deposits	504	520	1,983	2,021
Increase in cash surrender value of life insurance	204	180	1,192	1,055
Loss on sale of securities	-	(35)	-	(819)
Mortgage banking income	775	357	2,912	2,109
Other	182	253	755	790

Total noninterest income	1,665	1,275	6,842	5,156

Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	3,709	3,715	15,487	16,209
Occupancy, office furniture, and equipment	1,211	1,168	4,990	4,304
Advertising	288	423	1,158	1,369
Data processing	475	229	1,622	1,730
Communications expense	175	232	729	700
Professional fees	319	450	1,230	1,243
Foreclosed properties	1,001	(28)	1,200	116
Other	530	741	2,266	2,981

Total noninterest expenses	7,708	6,930	28,682	28,652

Income (loss) before income taxes	(310)	3,610	1,304	12,752
Income tax expense (benefit)	(617)	1,326	(254)	4,699

Net income	$307	$2,284	$1,558	$8,053

Basic earnings per share	$0.01	$0.07	0.05	0.24
Diluted earnings per share	$0.01	$0.07	0.05	0.24

WAUWATOSA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2007	2006
	(Dollars in thousands)
Assets	(Unaudited)
Cash	$5,492	$26,745
Federal funds sold	11,833	19,458
Short term investments	559	27,604

Cash and cash equivalents	17,884	73,807
Securities available-for-sale (at fair value)	172,137	117,330
Securities held-to-maturity (at cost)	7,646	-
Loans held for sale	23,108	5,387
Loans receivable	1,402,048	1,372,907
Allowance for loan losses	(12,839)	(7,195)

Loans receivable, net	1,389,209	1,365,712
Office properties and equipment, net	32,018	32,625
Federal Home Loan Bank stock, at cost	19,289	17,213
Cash surrender value of life insurance	25,649	24,152
Real estate owned	8,543	520
Prepaid expenses and other assets	14,719	11,724

Total assets	$1,710,202	1,648,470

Liabilities and Shareholders’ Equity
Liabilities:
Demand deposits	$53,210	$58,407
Money market and savings deposits	114,387	94,472
Time deposits	826,938	883,339

Total deposits	994,535	1,036,218
Federal Home Loan Bank advances short-term	53,484	41,224
Federal Home Loan Bank advances long-term	422,000	292,779
Advance payments by borrowers for taxes	606	190
Other liabilities	37,758	36,787

Total liabilities	1,508,383	1,407,198
Shareholders’ equity:
Common Stock (par value — $.01;	340	337
200,000,000 shares authorized;
33,975,250 shares issued; 31,250,897and
33,723,750 shares outstanding 2007 and 2006)
Additional Paid-In Capital	106,306	104,182
Accumulated other comprehensive
loss (net of taxes)	44	(1,225)
Retained earnings, substantially restricted	146,367	144,809
Unearned ESOP shares	(5,977)	(6,831)
Treasury shares (2,724,353 shares), at cost	(45,261)	-

Total shareholders’ equity	201,819	241,272

Total liabilities and shareholders’ equity	$1,710,202	1,648,470